EXHIBIT 4.1

SPECIMEN UNIT CERTIFICATE

[__________] UNITS

U-[●]

 SEE REVERSE FOR CERTAIN DEFINITIONS

               CUSIP [_________]

MANA CAPITAL ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK,

A WARRANT TO PURCHASE ONE HALF OF ONE SHARE OF COMMON STOCK, AND

ONE RIGHT TO RECEIVE ONE-SEVENTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ______________ is the owner of _______________ Units of Mana Capital Acquisition Corp., a Delaware corporation (the “Corporation”).

Each Unit (“Unit”) consists of one (1) share of common stock, $0.00001 par value per share (the “Common Stock”), of the Corporation, one-half of one redeemable warrant (each whole warrant exercisable for one share of common stock) (the “Warrant”), and one right to receive one-seventh of one share of Common Stock upon the consummation of the initial Business Combination (defined below) of the Company (the “Right”). Each whole Warrant entitles the holder to purchase one (1) share of Common Stock (subject to adjustment) for $11.50 per share (subject to adjustment). Only whole Warrants are exercisable. Each Warrant will become exercisable one the later of (i) thirty (30) days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), or (ii) twelve (12) months from the completion of the Corporation’s initial public offering, and will expire and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). Every seven Rights entitles the holder thereof to receive one share of Common Stock upon consummation of a Business Combination by the Company.

The shares of Common Stock, Warrants, and Rights comprising the Units represented by this certificate are not transferable separately prior to          , 2021, unless Ladenburg Thalmann & Co., acting as representative of the underwriters, elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. No fractional Warrants or Rights will be issued upon separation of the Units and only whole Warrants and Rights will trade. The terms of the Warrants are governed by a Warrant Agreement, dated as of           , 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at One State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost. The Warrant included in this Unit will not become exercisable and will expire worthless in the event the Corporation fails to consummate a Business Combination within nine (9) months (which may be extended to 21 months as described in the IPO prospectus) of the date of the completion of the Corporation’s initial public offering of the Units (the “IPO”). The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [       ], 2021, between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, NY 10004, and are available to any Rights holder, respectively, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile signature of its duly authorized officers.

President	Secretary

Transfer Agent:

Name: Title:

MANA CAPITAL ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units, including, as applicable, the Certificate of Incorporation and all amendments thereto, the Warrant Agreement, the Rights Agreement, and the resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder(s) of this certificate by acceptance hereof assent(s).

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT	—	as tenants by the entireties	(Cust)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

_________________ Units represented by the within Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) _______________________________ attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated :

Notice:	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

Legend: As more fully described in the Corporation’s final prospectus relating to the IPO dated [     ], 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account referred to therein solely with respect to the common stock underlying this certificate only in the event that (a) the Corporation redeems the shares of Common Stock sold in its initial public offering because it does not acquire, engage in a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”) within nine (9) months (which may be extended to 21 months as described in the prospectus) from the date of the completion of the Corporation’s initial public offering, or (b) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock sold in the Corporation’s initial public offering (“Public Shares”) in connection with (i) a tender offer (or proxy, solely in the event the Corporation is required to seek stockholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination or (ii) the Corporation seeking stockholder approval of an amendment to its Certificate of Incorporation to modify the timing or substance of its obligation to repurchase 100% of Public Shares if the Corporation does not complete an initial Business Combination within the nine (9) month (which may be extended to 21 months as described in the prospectus) timeframe.  In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.